-----------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
- ------------------------------------------------------------------------------



                                   FORM 8-KA

                    PURSUANT TO SECTION 13 OR 15 (d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported) May 22, 1995

                         Amendment Number 1 to Form 8-K
                               dated June 5, 1995

                               CONMED CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


           New York                         0-16093             16-0977505
- -------------------------------           ------------       -------------------
(State or other jurisdiction of           (Commission        (I.R.S. Employer
incorporation or organization)            File Number)       Identification No.)

    310 Broad Street, Utica, New York                             13501
 ---------------------------------------                        ----------
 (Address of principal executive offices)                       (Zip Code)


                                 (315) 797-8375
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

         -------------------------------------------------------------
         (Former name or former address, if changes since last report)

Item 7.           Financial Statements and Exhibits

(a)      Financial Statements of Business Acquired.

         Report of Independent Accountants

         Balance Sheets of The Master Medical Corporation as of December 31, 1994 and 1993

         Statements of  Income  and  Retained  Earnings  of The  Master  Medical
                  Corporation for the years ended December 31, 1994 and 1993

         Statements of Cash Flows of The Master Medical Corporation for the years ended December 31, 1994 and 1993

         Notes to Financial Statements

The financial statements of The Master Medical Corporation set forth above are attached hereto.

(b)      Pro Forma Financial Information

         Pro Forma Consolidated Balance Sheet as of March 31, 1995

         Pro Forma Consolidated Statements of Income for Three Months Ended
                  March 31, 1995 and for the Year Ended December 30, 1994

         Notes to Pro Forma Statements

The proforma financial information is attached hereto.

                               CONMED CORPORATION

             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION


On May 22, 1995, CONMED Corporation ("CONMED") acquired the business and certain assets and liabilities of The Master Medical Corporation ("Master Medical") for a cash purchase price of approximately $9,500,000.

The acquisition was accounted for using the purchase method of accounting. Allocations of the purchase price have been determined based upon preliminary estimates of fair market value and, therefore, are subject to change. Differences between the amounts included herein and the final allocations are not expected to be material. The proforma statements should be read in conjunction with the historical financial statements.

The following pro forma consolidated statements of income for three months ended March 31, 1995 and for the year ended December 30, 1994 have been prepared as if the purchase transaction and the related bank financing had occurred at the beginning of 1994. The pro forma balance sheet at March 31, 1995 has been prepared as if the purchase accounting had been applied at that date. The pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable.

The pro forma statements do not purport to represent what CONMED's results of operations would actually have been if such transactions had occurred at the beginning of the period or to project the results of operations as of any future date or for any future period.

                               CONMED Corporation
                 Unaudited Pro Forma Consolidated Balance Sheet
                                 March 31, 1995
                                 (in thousands)

                                     ASSETS
                                                                          Historical
                                                        Historical          Master                                 Pro
                                                          CONMED            Medical          Adjustments          Forma
                                                        ----------        ----------         -----------          -----
Current Assets:
         Cash ....................................       $    955            $1,597           ($1,097)(1)&(2)   $  1,455
         Accounts receivable, net ................         18,115               926                               19,041
         Inventories .............................         16,241             1,272                               17,513
         Deferred income tax .....................          1,494                                                  1,494
         Prepaid expenses ........................            579                34                                  613
                                                         --------            ------           -------           --------
              Total current assets ...............         37,384             3,829            (1,097)            40,116
Property, plant and equipment ....................         17,706               742                               18,448
Covenant not to compete ..........................          1,486                                 100 (1)          1,586
Goodwill .........................................         40,077                               6,842 (1)         46,919
Patents, and other assets ........................          5,760               448               (48)(1)          6,160
                                                         --------            ------           -------           --------
              Total assets .......................       $102,413            $5,019           $ 5,797           $113,229
                                                         ========            ======           =======           ========
                      LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
         Current portion of long term debt               $  3,000                             $ 3,000 (2)       $ 6,000
         Accounts payable ........................          3,080               363                               3,443
         Income taxes payable ....................          1,351                                                 1,351
         Accrued payroll and withholdings ........          2,994               153                               3,147
         Accrued pension .........................            446                73               (73)(1)           446
         Accrued patent litigation ...............          2,359                                                 2,359
         Other current liabilities ...............          2,932                                 300 (1)         3,232
                                                         --------            ------           -------           --------
              Total current liabilities ..........         16,162               589             3,227            19,978
Long term debt ...................................         17,000                               7,000 (2)        24,000
Deferred income taxes ............................          1,011                                                 1,011
Accrued pension ..................................            276                                                   276
Deferred compensation ............................            755                                                   755
Long term leases .................................          3,871                                                 3,871
Other long term liabilities ......................            685                                                   685
                                                         --------            ------           -------           --------
              Total liabilities ..................         39,760               589            10,227            50,576
                                                         --------            ------           -------           --------
Shareholders' Equity:
         Common stock ............................             71                                                     71
         Paid in capital .........................         41,273               345              (345)(3)         41,273
         Retained earnings .......................         21,309             4,085            (4,085)(3)         21,309
                                                         --------            ------           -------           --------
              Total equity .......................         62,653             4,430            (4,430)            62,653
                                                         --------            ------           -------           --------
              Total liabilities and
                shareholders' equity .............       $102,413            $5,019           $ 5,797           $113,229
                                                         ========            ======           =======           ========
See accompanying notes to the Unaudited Pro Forma Consolidated Financial Information
                   for explanation of pro forma adjustments.

                               CONMED Corporation
              Unaudited Pro Forma Consolidated Statement of Income
                      For the Year Ended December 30, 1994
                    (in thousands, except per share amounts)

                                                             ProForma
                                                            Adjustment
                                                           For Birtcher                    Historical
                                              Historical    Acquisition      ProForma        Master
                                                CONMED       (Note 5)         CONMED         Medical      Adjustments     ProForma
                                              ----------   -------------     ---------     ----------     -----------    -----------
Net Sales ...............................      $  71,064      $  28,001      $  99,065      $   8,271      $      --      $ 107,336
                                               ---------      ---------      ---------      ---------      ---------      ---------
Cost of sales ...........................         38,799         18,188         56,987          4,806         (1,116)(1)     60,677

Selling and administrative expense ......         20,979          5,561         26,540          1,726            326 (2)     28,592

Research and development expense ........          2,352          1,415          3,767                                        3,767
                                               ---------      ---------      ---------      ---------      ---------      ---------
                                                  62,130         25,164         87,294          6,532           (790)        93,036
                                               ---------      ---------      ---------      ---------      ---------      ---------

Income from operations ..................          8,934          2,837         11,771          1,739            790         14,300

Interest income (expense) ...............           (628)          (667)        (1,295)            30           (795)(3)     (2,060)
                                               ---------      ---------      ---------      ---------      ---------      ---------

Income before income taxes ..............          8,306          2,170         10,476          1,769             (5)        12,240

Provision for income taxes ..............          2,890          1,082          3,972                           617 (4)      4,589
                                               ---------      ---------      ---------      ---------      ---------      ---------

Net income ..............................      $   5,416      $   1,088      $   6,504      $   1,769      $    (622)     $   7,651
                                               =========      =========      =========      =========      =========      =========
Weighted average number of shares
 and equivalents outstanding ............          6,416          1,080          7,496                                        7,496
                                               =========      =========      =========                                    =========

Earnings per common and common
 equivanlent shares .....................          $0.84                         $0.87                                        $1.02
                                                   =====                         =====                                        =====

See notes to unaudited pro forma financial information.

                               CONMED Corporation
              Unaudited Pro Forma Consolidated Statement of Income
                   For the Three Months Ended March 31, 1995
                    (in thousands, except per share amounts)

                                                             ProForma
                                                            Adjustment
                                                           For Birtcher                    Historical
                                              Historical    Acquisition      ProForma        Master
                                                CONMED       (Note 5)         CONMED         Medical      Adjustments     ProForma
                                              ----------   -------------     ---------     ----------     -----------    -----------
Net Sales ...............................      $  19,753      $   4,861      $  24,614      $   2,004      $      --      $  26,618
                                               ---------      ---------      ---------      ---------      ---------      ---------
Cost of sales ...........................         10,725          3,163         13,888          1,108           (277)(1)     14,719

Selling and administrative expense ......          5,338            663          6,001            487             87 (2)      6,575

Research and development expense ........            664             (7)           657                                          657
                                               ---------      ---------      ---------      ---------      ---------      ---------
                                                  16,727          3,819         20,546          1,595           (190)        21,951
                                               ---------      ---------      ---------      ---------      ---------      ---------

Income from operations ..................          3,026          1,042          4,068            409            190          4,667

Interest income (expense) ...............           (194)          (137)          (331)            31           (219)(3)       (519)
                                               ---------      ---------      ---------      ---------      ---------      ---------

Income before income taxes ..............          2,832            905          3,737            440            (29)         4,148

Provision for income taxes ..............            992            396          1,388                           144 (4)      1,532
                                               ---------      ---------      ---------      ---------      ---------      ---------

Net income ..............................      $   1,840      $     509      $   2,349      $     440      $    (173)     $   2,616
                                               =========      =========      =========      =========      =========      =========
Weighted average number of shares
 and equivalents outstanding ............          6,922                         7,800                                        7,800
                                               =========                     =========                                    =========

Earnings per common and common
 equivanlent shares .....................          $0.27                         $0.30                                        $0.34
                                                   =====                         =====                                        =====

            See notes to unaudited pro forma financial information.

                               CONMED CORPORATION

                   NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
                             FINANCIAL INFORMATION
                         (dollar amounts in thousands)

Notes to the Unaudited Pro Forma Consolidated Balance Sheet

         1. The acquisition of Master Medical was effected by the payment of $9,500,000 subject to adjustment based on the net book value of the assets acquired at May 22, 1995. The transaction will be accounted for as a purchase. This total purchase price, historical book value and preliminary adjustments of book value resulting from the acquisition are summarized as follows (in thousands):

                  Purchase price of sets acquired             $9,500
                                                              ------
                  Adjustments to determine Goodwill:

                           Historical net book value of
                           Master Medical                     (4,430)

                           To adjust covenant not to
                           compete and patents to estimated
                           fair value                            (52)

                           To adjust for cash balance
                           and pension liabilities which
                           were not acquired                   1,524

                           To increase current liabilities
                           for change in control costs and
                           financial, legal, accounting and
                           similar expenses                      300
                                                              ------

                           Total adjustments                  (2,658)
                                                              ------

                           Goodwill                           $6,842
                                                              ======

         2. The purchase price was financed through a $10,000,000 advance under the Company's $30,000,000 term loan. The entire term loan is payable over five years at an interest rate of 1.625% over LIBOR. As a result of the Master Medical acquisition and the Company's acquisition of Birtcher Medical Systems, Inc. in March 1995, the entire term loan commitment has been utilized. The Company has a $10,000,000 line of credit with interest at LIBOR plus 1.5%.



         3. Entries to eliminate the equity of Master Medical in the ProForma Consolidated Balance Sheet are as follows:

                           Paid in capital           $  (345)

                           Retained earnings          (4,085)
                                                      ------
                                                     $(4,430)
                                                     =======



Notes to the Unaudited Pro Forma Consolidated Statements of Income

         1. Cost of sales has been adjusted to eliminate the commission costs of independent sales representatives included in Master Medical cost of sales. CONMED will utilize its own employee sales force to market the Master Medical products.

         2. Selling and administrative expense has been adjusted to reflect the increased amount of amortization of goodwill and patents; both to be amortized over a fifteen year period. Additionally, costs have been increased for commission expense for the CONMED salesforce because of increased sales volume and reduced for the salaries and pension costs of former Master Medical officers who have not been retained by CONMED.


         3. Interest expense has been increased for the additional $10,000,000 borrowing under the Company's term loan agreement.

         4. Master Medical formerly operated as a sub chapter S corporation and therefore did not record tax expense at the corporate level. An adjustment has been made for the estimated tax effect of Master Medical's historical income and pro forma adjustments.

         5. On March 14, 1995 CONMED acquired Birtcher Medical Systems, Inc. ("Birtcher") through an exchange of the Company's common stock for all of the outstanding common and preferred stock of Birtcher in a purchase transaction. The column entitled "ProForma Adjustment for Birtcher Acquisition" in the Unaudited ProForma Consolidated Statement of Income for the three months ended March 31, 1995 and for the year ended December 30, 1994 adjusts the historical CONMED statements of income to reflect Birtcher as if the purchase transaction had occurred as of the beginning of the respective periods presented.

                                   SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                                CONMED CORPORATION



                                                By: /s/  Robert D. Shallish, Jr.
                                                    ----------------------------
                                                    Vice President-Finance



Dated:    August 2, 1995

                         THE MASTER MEDICAL CORPORATION

                              FINANCIAL STATEMENTS

                              FOR THE YEARS ENDED

                           DECEMBER 31, 1994 AND 1993

                               TABLE OF CONTENTS

INDEPENDENT AUDITOR'S REPORT

FINANCIAL STATEMENTS

         Balance Sheets

         Statements of Income and Retained Earnings

         Statements of Cash Flows

         Notes to Financial Statements

SUPPLEMENTARY INFORMATION

         Independent Auditor's Report on Supplementary Information

         Schedules of Selling, General and Administrative Expenses

[GRAPHIC -- LOGO]   Mansperger                               James A Mansperger
                    Patterson                                Don A. Patterson
                    & McMullin                               Jeffrey C. McMullin
                    CERTIFIED PUBLIC ACCOUNTANTS             James A. Wraith


To the Shareholders of

THE MASTER MEDICAL CORPORATION
Phoenix, Arizona


We have audited the accompanying balance sheets of THE MASTER MEDICAL CORPORATION, as of December 31,1994 and 1993 and the related statements of income, retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the Company's rnanagement. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of THE MASTER MEDICAL CORPORATION as of December 31, 1994 and 1993, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

/s/Mansperger Patterson & McMullin

June 15, 1995
Tempe, Arizona



           MEMBERS AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS
                ARIZONA SOCIETY OF CERTIFIED PUBLIC ACCOUNTANTS

              1222 E. Baseline Rd., Suite 200 Tempe, Arizona 85283
                       (602) 831-9500 FAX (602) 831-8630

                         THE MASTER MEDICAL CORPORATION
                                 BALANCE SHEETS
                        AS OF DECEMBER 31, 1994 AND 1993

                                     ASSETS
                                                                     1994               1993
                                                                 -----------        -----------
CURRENT ASSETS
     Cash and cash equivalents (Note 1) ..................       $ 1,241,339        $   600,454
     Trade receivables (Notes 1 & 3) .....................           985,407            969,314
     Inventories (Notes 1, 2 & 3) ........................         1,135,387            847,442
     Prepaid expenses ....................................            56,779             50,530
                                                                 -----------        -----------
          Total current assets ...........................         3,418,912          2,467,740
                                                                 -----------        -----------

PROPERTY AND EQUIPMENT (Notes 1, 3 & 6)
     Furniture and fixtures ..............................            37,275             28,798
     Computer hardware and software ......................            58,416             56,870
     Machinery and equipment .............................         1,276,795          1,091,517
     Machinery & equipment - not in use ..................            16,350               --
                                                                 -----------        -----------
                                                                   1,388,836          1,177,185
     Less: accumulated depreciation ......................          (639,733)          (502,479)
                                                                 -----------        -----------
                                                                     749,103            674,706
                                                                 -----------        -----------
OTHER ASSETS
     Patents, less accumulated amortization of
       $977,947 and $837,054 for 1994 and
       1993, respectively (Notes 1 & 3) ..................           470,239            613,497
     Loan fees, less amortization of
       $27,714 and $20,156 for 1994 and
       1993, respectively (Notes 1 & 3) ..................            10,078             17,637
     Deposits ............................................             4,489               --
                                                                 -----------        -----------
                                                                     484,806            631,134
                                                                 -----------        -----------
                                                                 $ 4,652,821        $ 3,773,850
                                                                 ===========        ===========

                         THE MASTER MEDICAL CORPORATION
                                 BALANCE SHEETS
                        AS OF DECEMBER 31, 1994 AND 1993
                                  (Continued)

                      LIABILITIES AND SHAREHOLDERS' EQUITY
                                                                     1994               1993
                                                                 -----------        -----------
CURRENT LIABILITIES
     Accounts payable and accrued expenses ...............       $   455,574        $   667,107
     Accrued commissions .................................           165,610            161,053
     Accrued pension cost (Note 4) .......................           193,252            264,207
                                                                 -----------        -----------
          Total current liabilities ......................           814,436          1,092,367
                                                                 -----------        -----------

COMMITMENTS AND CONTINGENCIES
(Notes 6 & 7)

SHAREHOLDERS' EQUITY (Note 3)
     Common stock, no par value; authorized
       1,000,000 shares, issued and outstanding
       20,000 ............................................               100                100
     Additional paid-in capital ..........................           344,507            344,507
     Retained earnings ...................................         3,585,871          2,475,336
     Excess of additional pension liability over
       unrecognized prior service cost ...................           (92,093)          (138,730)
                                                                 -----------        -----------
                                                                   3,838,385          2,681,213
                                                                 -----------        -----------


                                                                 $ 4,652,821        $ 3,773,580
                                                                 ===========        ===========

                  The Accompanying Notes are an Integral Part
                         of these Financial Statements.

                         THE MASTER MEDICAL CORPORATION
                   STATEMENTS OF INCOME AND RETAINED EARNINGS
                 FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1993

                                                        1994              1993
                                                     ----------        ----------
  NET SALES ..................................       $8,270,587        $8,219,457

  Cost of goods sold .........................        4,805,867         5,319,822
                                                     ----------        ----------

  GROSS PROFIT ...............................        3,464,720         2,899,635

  Selling, general and administrative expenses        1,847,402         2,396,346
                                                     ----------        ----------

  INCOME FROM OPERATIONS .....................        1,617,318           503,289
                                                     ----------        ----------

  OTHER INCOME (EXPENSES)
  Miscellaneous income .......................          121,735             6,987
  Interest income ............................           30,560            14,116
  Interest expense ...........................             (578)             (651)
  Loss on disposition of assets ..............             --             (35,107)
                                                     ----------        ----------
                                                        151,717           (14,655)
                                                     ----------        ----------

NET INCOME ...................................        1,769,035           488,634

  Retained earnings, beginning of year .......        2,475,336         2,639,002

  Distributions ..............................         (658,500)         (652,300)
                                                     ----------        ----------

  RETAINED EARNINGS, END OF YEAR .............       $3,585,871        $2,475,336
                                                     ==========        ==========

                  The Accompanying Notes are an Integral Part
                         of these Financial Statements.

                         THE MASTER MEDICAL CORPORATION
                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1993

                                                   1994           1993
                                                -----------    -----------
CASH FLOW FROM OPERATING ACTIVITIES:
    Cash received from customers ............   $ 8,254,495    $ 8,106,199
    Cash paid to suppliers and employees ....    (6,895,178)    (6,733,897)
    Interest received .......................        30,560         14,116
    Interest paid ...........................          (578)          (651)
    Other income ............................       121,736          6,987
                                                 -----------    -----------

         NET CASH PROVIDED BY
           OPERATING ACTIVITIES .............     1,511,035      1,392,754
                                                -----------    -----------

CASH FLOW FROM INVESTING ACTIVITIES:
    Capital expenditures ....................      (211,650)      (256,923)
    Patent expenditures .....................          --           (2,365)
                                                -----------    -----------

         NET CASH USED BY
           INVESTING ACTIVITIES .............      (211,650)      (259,288)
                                                -----------    -----------

CASH FLOW FROM FINANCING ACTIVITIES:
    Distributions to shareholders ...........      (658,500)      (652,300)
                                                -----------    -----------

         NET CASH USED BY
           FINANCING ACTIVITIES .............      (658,500)      (652,300)
                                                -----------    -----------

NET INCREASE IN CASH ........................       640,885        481,166

Cash at beginning of year ...................       600,454        119,288
                                                -----------    -----------

         CASH AT END OF YEAR ................   $ 1,241,339    $   600,454
                                                ===========    ===========

                  The Accompanying Notes are an Integral Part
                         of these Financial Statements.

                         THE MASTER MEDICAL CORPORATION
                      STATEMENTS OF CASH FLOWS (CONTINUED)
                 FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1993

                                                            1994                1993
                                                         -----------        -----------
RECONCILIATION OF NET INCOME TO NET
 CASH PROVIDED BY OPERATING ACTIVITIES:

  Net Income .....................................       $ 1,769,035        $   488,634
                                                         -----------        -----------

  Adjustments to reconcile  net income to net cash
   provided by operating activities:
    Depreciation .................................           137,254             89,363
    Amortization .................................           148,452            148,671
    Loss on disposition of asset .................             2,366             35,107
    (Increase) decrease in:
         Accounts receivable .....................           (16,093)          (113,258)
         Inventory ...............................          (287,946)           554,187
         Prepaid expenses ........................            (6,249)           (50,530)
         Deposits ................................            (4,489)              --
    Increase (decrease) in:
         Accounts payable and accrued expenses ...          (211,533)           150,576
         Accrued commissions .....................             4,557             20,469
         Accrued pension cost ....................           (24,319)            69,535
                                                         -----------        -----------

                                                            (258,000)           904,120
                                                         -----------        -----------

NET CASH PROVIDED BY
 OPERATING ACTIVITIES ............................       $ 1,511,035        $ 1,392,754
                                                         ===========        ===========

                  The Accompanying Notes are an Integral Part
                         of these Financial Statements.

                         THE MASTER MEDICAL CORPORATION
                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1994 AND 1993

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    Operations

    The Master Medical Corporation (the Company) develops and manufactures medical supply products. The Company has two basic product lines, gravity-feed intravenous devices and disposable arm supports, which it sells domestically and in foreign markets.

    Cash and Cash Equivalents

    The Company considers all highly liquid temporary investments purchased with a maturity of three months or less to be cash equivalents. At December 31, 1994, cash equivalents totaled $900,000. There were no cash equivalents as of December 31, 1993. For the years ended December 31, 1994 and 1993, the Company has cash in excess of $100,000 on deposit in individual banks. The Federal Deposit Insurance Corporation (FDIC) insures only the first $100,000 of funds at member banks.

    Accounts Receivable

    The Company uses the direct write-off method to account for uncollectible trade receivables. No allowance for doubtful accounts has been provided.

    Inventories

    Inventories are stated at the lower of cost (determined on a first-in, first-out basis) or market.

    Depreciation

    Fixed assets are recorded at cost and depreciation is provided for by using straight-line and accelerated methods over the following estimated useful lives:

                                                          Estimated Useful Lives
                                                          ----------------------
      Machinery & Equipment                                    5 - 7 years
      Furniture and Fixtures                                   5 - 7 years
      Computer hardware and software                               5 years

    Included in Cost of Goods Sold is depreciation expense of $116,666 and $75,988 for the years ended December 31, 1994 and 1993, respectively. Also, included in Selling, General and Administrative Expenses is depreciation expense of $20,588 and $13,375 for the years ended December 31, 1994 and 1993 respectively.

    Income Taxes

    Effective May 1, 1991, the Company elected to be taxed under the provision of Subchapter S of the Internal Revenue Code. Under these provisions, the Company does not pay federal and state corporate income taxes on its taxable income. Instead, the shareholders are liable for individual income taxes on the Company's taxable income.

    Amortization

    Patents are amortized using the straight-line method over 10 to 17 years. Included in Selling, General and Administrative Expenses is patent amortization expense totaling $140,921 and $141,113 for the years ended December 31, 1994 and 1993, respectively.

    Loan fees are amortized using the straight-line method over a 5 year period based on the life of the loan. Included in Selling, General and Administrative Expenses is loan amortization expense totaling $7,558 for each of the years ended December 31, 1994 and 1993.

    NOTE 2 - INVENTORIES

    Inventories as of December 31, 1994 and 1993  consisted of the following:

                                                    1994                 1993
                                                 ----------           ----------
Raw materials ........................           $  193,435           $  187,478
Work in progress .....................              183,152              264,517
Finished goods .......................              758,800              395,447
                                                 ----------           ----------
                                                 $1,135,387           $  847,442
                                                 ==========           ==========

    NOTE 3 - LINE OF CREDIT

    The Company has a revolving line of credit with a commercial bank which allows for borrowings up to $2,100,000. The line bears interest at 1% over the bank's prime rate and is payable monthly through maturity on April 29, 1995. The line is secured by accounts receivable, equipment, inventory, patents and all other intangible assets and is personally guaranteed by the shareholders. There was no outstanding balance on the line of credit for the years ended December 31, 1994 and 1993.

    The line of credit also places restrictions on the Company's ability to, among other things, make investments; incur new indebtedness; merge with or acquire other businesses; sell or dispose of its common stock; maintain minimum net worth, operating income and other operating ratios, as defined; and pay dividends.

    Subsequent to December 31, 1994, the Company terminated the line of credit.

    NOTE 4 - PENSION PLAN

    Effective January 1, 1990, the Company adopted a defined benefit pension plan covering all employees meeting minimum age and service requirements. Plan benefits are based on 3.5% of the participants average monthly compensation multiplied by the total number of years of service (up to a maximum of 35 years). The Company's funding policy is to meet the minimum funding standards.

    The following table sets forth the plan's funded status and amounts recognized in the Company's statement of financial position for the years ended December 31, 1994 and 1993:

                                                                     1994               1993
                                                                 -----------        -----------
Actuarial present value of benefit obligations:

Accumulated benefit obligation, including vested benefits
  of $810,457 and $697,143 for the years ended December
  31, 1994 and 1993, respectively ........................       $  (822,516)       $  (697,732)
                                                                 ===========        ===========

Projected benefit obligation for service rendered to date         (1,014,631)          (875,240)
Plan assets at fair value primarily invested in short-term
  Cash investments and a Federal Home Loan discount
  note which matures in 1995  ............................           629,264            433,525
                                                                 -----------        -----------

Projected benefit obligation in excess of plan assets ....          (385,367)          (441,715)
Unrecognized net loss from past experience different
  from that assumed and effects of changes in assumptions            228,032            191,023
Unrecognized prior service cost ..........................            45,588             24,463
Adjustment required to recognize minimum liability .......           (81,505)           (37,978)
                                                                 -----------        -----------

Accrued pension cost .....................................       $  (193,252)       $  (264,207)
                                                                 ===========        ===========

    The net periodic pension cost for the years ended December 31, 1994 and 1993 includes the following components:

Service cost .............................................       $   231,194        $   218,672
Interest cost on projected benefit obligation ............            56,830             13,120
Actual return on plan assets .............................           (13,013)            (8,980)
Net asset gain during period deferred for
  later recognition ......................................          (125,848)           (24,984)
Amortization of unrecognized net loss from prior period ..            13,737               --
Amortization of unrecognized prior service cost ..........             3,486              2,038
                                                                 -----------        -----------

Net periodic pension cost ................................       $   166,386        $   199,866
                                                                 ===========        ===========

    For each of the years ended December 31, 1994 and 1993 the actuarial present value of the projected benefit obligation was determined assuming a weighted-average discount rate of 6%, annual salary increases of 3% and an expected long-term rate of return of 8%.

    NOTE 5 - OPERATING LEASES

    During 1993, the Company conducted its business on leased premises under month to month lease agreements for monthly rentals totaling approximately $1,500. One of the leases requires a four month cancellation notice. Rental expense for the year ended December 31, 1993 was $19,041.

    During 1994, a new lease commenced September 1, 1994. The company conducts its business on leased premises under a month to month lease agreement for monthly rentals totaling approximately $4,400. The lease is cancelable with a ninety day cancellation notice after the thirty-sixth month of the lease. Upon early cancellation of the lease, the Company would be liable for a minimum fee of $2,500 monthly as well as reimbursing the lessor for the unamortized costs associated with the commencement of the lease. Rental expense for the year ended December 31, 1994 was $31,756.

    Approximate future minimum rental payments for the years subsequent to December 31, 1994 are as follows:

    1995                   $  52,800
    1996                      52,800
    1997                      46,000
    1998                      32,400
    1999                      21,600
                           ---------

                           $ 205,600
                           ---------


    NOTE 6 - COMMITMENTS AND CONTINGENCIES

    During 1994, the Company entered into an agreement for the construction of production equipment in the amount of approximately $54,500. The cost incurred relating to this equipment as of December 31, 1994 was approximately $16,350 and is included in the accompanying financial statements under the caption "Machinery & equipment - not in service."

    The Company filed a lawsuit in October 1992 against a competitor seeking a determination of invalidity and non-infringement of a U.S. patent licensed to the competitor. The products involved were the I.V. pumpette products, which represented only about 2% of the Company's 1993 sales. A satisfactory resolution was obtained in 1994. For the year ended December 31, 1993 legal fees incurred relating to the lawsuit were $583,256. For the year ended December 31, 1993, a liability of $137,679 for additional legal fees incurred subsequent to December 31, 1993 was accrued and is included in the accompanying financial statements under "Accounts Payable and Accrued Expenses." The Company has not incurred any subsequent additional fees.

    NOTE 7 - SUBSEQUENT EVENT

    Subsequent to December 31, 1994, the Company entered into an agreement to sell substantially all of its assets. The agreement was completed in May 1995.

[GRAPHIC -- LOGO]   Mansperger                               James A Mansperger
                    Patterson                                Don A. Patterson
                    & McMullin                               Jeffrey C. McMullin
                    CERTIFIED PUBLIC ACCOUNTANTS             James A. Wraith



           INDEPENDENT AUDITOR'S REPORT ON SUPPLEMENTARY INFORMATION



To the Shareholders of

THE MASTER MEDICAL CORPORATION
Phoenix, Arizona


Our report on our audits of the basic financial statements for 1994 and 1993 appears on page 1. Those audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The accompanying Schedule I is presented for purposes of additional analysis and is not a required part of the basic financial statements. Such information has not been subjected to the procedures applied in the audits of the basic financial statements, and accordingly, we express no opinion on it.


/s/Mansperger Patterson & McMullin



June 15, 1995
Tempe, Arizona


           MEMBERS AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS
                ARIZONA SOCIETY OF CERTIFIED PUBLIC ACCOUNTANTS

              1222 E. Baseline Rd., Suite 200 Tempe, Arizona 85283
                       (602) 831-9500 FAX (602) 831-8630

                                                                      SCHEDULE I
                         THE MASTER MEDICAL CORPORATION
           SCHEDULES OF SELLING, GENERAL AND ADMINISTRATIVE EXPENSES
                 FOR THE YEARS ENDED DECEMBER 31, 1994 AND 1993


                                                         1994            1993
                                                      ----------      ----------
SELLING, GENERAL AND
  ADMINISTRATIVE EXPENSES

    Professional fees ..........................      $  362,834      $  212,524
    Payroll taxes and employee benefits ........         238,305         266,668
    Officers' salaries .........................         220,000         380,000
    Sales salaries .............................         197,804         182,782
    Depreciation and amortization ..............         169,067         162,046
    Advertising and promotion ..................         148,174         116,632
    Office salaries ............................         141,500         154,776
    Travel and entertainment ...................         106,795          70,372
    Office supplies ............................          57,683         104,498
    Insurance ..................................          55,136          63,940
    Telephone and utilities ....................          44,400          38,596
    Rent .......................................          31,756          19,041
    Repairs and maintenance ....................          25,555           9,290
    Auto .......................................          25,259          27,089
    Casual labor ...............................          13,073           2,550
    Miscellaneous ..............................          10,061            --
    Litigation expenses ........................            --           583,256
    Research and development ...................            --             2,286
                                                      ----------      ----------

                                                      $1,847,402      $2,396,346
                                                      ==========      ==========

         See Independent Auditor's Report on Supplementary Information.